UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 19, 2010 (August 13, 2010)
EXPRESS SCRIPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20199	43-1420563
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization		Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number including area code: 314-996-0900
No change since last report
(Former Name or Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 13, 2010, Express Scripts, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with Credit Suisse AG, Cayman Islands Branch, as administrative agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Morgan Stanley Senior Funding, Inc., as co-syndication agents, Citibank, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as co-documentation agents and the lenders named therein.
The Credit Agreement provides for a three-year revolving credit facility of $750,000,000, which includes a $150,000,000 swingline sub-facility and a $250,000,000 letter of credit sub-facility. In addition, the Company may request additional commitments up to $250,000,000 through an incremental facility upon the satisfaction of certain conditions. The obligations under the Credit Agreement are unsecured and are fully and unconditionally guaranteed by a substantial portion of the domestic subsidiaries of the Company.
The Credit Agreement requires us to pay interest periodically on the London Interbank Offered Rates (“LIBOR”) or base rate options, plus a margin. The margin over LIBOR ranges from 1.55% to 1.95%, depending on our consolidated leverage ratio. Under our Credit Agreement we are required to pay commitment fees on the unused portion of the $750.0 million revolving credit facility. The commitment fee will range from 0.20% to 0.30% depending on our consolidated leverage ratio.
In connection with entering into the Credit Agreement, the Company repaid and terminated in full the revolving facility under its existing credit agreement, dated as of October 14, 2005, among Express Scripts, Inc., Credit Suisse, as administrative agent, Citigroup Global Markets Inc., as syndication agent, Bank of Nova Scotia, Calyon New York Branch, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., The Royal Bank of Scotland plc, Sun Trust and Union Bank of California, as co-documentation agents and the lenders named therein.
The Credit Agreement contains customary events of default and covenants, including, among other things, covenants that restrict the ability of the Company and/or certain of its subsidiaries to incur certain additional indebtedness, create or permit liens on assets, and engage in mergers or consolidations, and certain restrictive financial covenants.
If an event of default under the Credit Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.
The description of the Credit Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
The administrative agent for the Credit Agreement, the lenders thereunder and certain affiliates provide, and may in the future provide, certain commercial banking, financial advisory, trustee and investment banking services to the Company and its affiliates, for which they receive customary fees.
Item 2.03 Creation of a Direct Financial Obligation
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit 10.1	Credit Agreement, dated as of August 13, 2010, among Express Scripts, Inc., Credit Suisse AG, Cayman Islands Branch, as administrative agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Morgan Stanley Senior Funding, Inc., as co-syndication agents, Citibank, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as co-documentation agents and the lenders named therein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS, INC.
Date: August 19, 2010	By:	/s/ Jeffrey Hall
Jeffrey Hall
Executive Vice President and Chief Financial Officer